UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K



                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



    Date of report (Date of earliest event reported)        July 29, 2005
                                                        ------------------------



                               UNOCAL CORPORATION
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             (Exact name of registrant as specified in its charter)



                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)



    1-8483                                   95-3825062
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(Commission File Number)                (I.R.S. Employer Identification No.)



2141 Rosecrans Avenue, Suite 4000, El Segundo, California         90245
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(Address of Principal Executive Offices)                       (Zip Code)



                                 (310) 726-7600
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              (Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 2.02.  Results of Operations and Financial Condition.
----------------------------------------------------------
In accordance with General Instruction B.2 of Form 8-K, the information in this
Item 2.02, including in Exhibit 99.1 and Exhibit 99.2 hereto, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such a filing.

On July 29, 2005, we issued a news release announcing our preliminary earnings for the quarter ended June 30, 2005 and containing other information set forth therein. A copy of the news release is furnished with this report as Exhibit
99.1 and shall be deemed a part of and incorporated by reference into this Item
2.02 for all purposes.

On July 29, 2005, we distributed for reference a summary of the significant variances in adjusted after-tax earnings by business segment between the second quarter 2005 and the first quarter 2005. A copy of this summary is furnished with this report as Exhibit 99.2 and shall be deemed a part of and incorporated by reference into this Item 2.02 for all purposes.

Item 8.01.  Other Events
------------------------
On July 29, 2005, we disclosed by press release the following information relating to our preliminary net earnings for the quarter ended June 30, 2005 and the other matters described below in this Item 8.01.

We reported preliminary net earnings for the second quarter 2005 of $475 million, or $1.73 per share (diluted), 39 percent above the $341 million, or $1.25 per share (diluted), reported in the same period a year ago. The net earnings for the second quarter of 2005 were the highest quarterly level in our history.

During the second quarter 2005, we increased worldwide crude oil and natural gas production and benefited from continued strong crude oil and natural gas prices and lower interest expense. We also initiated production from the final two major projects in our 2005 development pipeline - K2 in the deepwater Gulf of Mexico and the oil expansion project in Thailand.

Recent Operational and Financial Highlights
-------------------------------------------
Some of our recent operational highlights and other developments include:

o Amended the merger agreement with Chevron Corporation ("Chevron") to provide for increased merger consideration for our stockholders upon the closing of the merger; set a special stockholder meeting date of August 10, 2005
o Entered into a definitive agreement to sell all of the stock of our Northrock Resources Ltd. ("Northrock") subsidiary to Pogo Producing Company for US$1.8 billion in cash; assets account for less than 7 percent of our worldwide hydrocarbon reserves; Northrock had reserves of 110 million barrels of oil equivalent ("BOE") at year-end 2004 and average net daily production of 28,100 BOE in 2Q 2005; transaction expected to close in 3Q 2005
o      Reduced total debt in the second quarter by $190 million to $2.54 billion
o Added $92 million during the second quarter to cash and cash equivalents balance, bringing total cash to $1.78 billion;
o Increased worldwide production during the second quarter by 14 percent, compared with 2Q 2004
o Began oil production from K2, an oil field located in deepwater Gulf of Mexico in Green Canyon Block 562; first well placed on production has an initial flow rate of 8,600 BOE per day gross (Unocal, 12.5% working interest, 1,000 BOE per day net)
o Ramped up production from the Mad Dog deepwater Gulf of Mexico field (Unocal, 15.6% working interest); 2Q exit rate from two wells of 37,000 BOE per day gross (Unocal, 5,000 BOE per day net)
o Encountered more than 300 feet of apparent hydrocarbon pay in a secondary objective at the Knotty Head well, located in Green Canyon Block 512 in the Gulf of Mexico (Unocal, 25% working interest)
o Ramped up oil production from Phase 1 (Central Azeri) in the Azeri-Chirag-Gunashli development in the Caspian Sea (Unocal, 10.3% working interest), raising gross AIOC production at the end of the second quarter to approximately 275,000 BOE per day (Unocal, 25,400 BOE per day net)
o Successfully started up the second oil central processing platform (CPP) at the Pattani oil development in the Gulf of Thailand, putting us on track to achieve our target of ramping up gross crude oil production to 40,000 barrels per day ("b/d") in the third quarter 2005, up from 24,000 b/d at year-end 2004

o Began line fill of the 1,100-mile long Baku-Tbilisi-Ceyhan oil pipeline (Unocal, 8.9% working interest) from Azerbaijan to Turkey; first tanker from Ceyhan is expected to load in 4Q 2005

2Q 2005 Financial and Operating Details
---------------------------------------
Our second quarter 2005 net earnings compared with second quarter 2004 net earnings reflected higher worldwide crude oil and natural gas prices, higher international production, lower exploration and dry hole costs and lower interest expense. These positive factors were offset partially by lower North America natural gas production.

In the second quarter 2005, net earnings included a $12 million after-tax gain from the sale of our 76 Seadrift LLC subsidiary. The second quarter results also included charges of $25 million after-tax for environmental and litigation provisions.

Worldwide hydrocarbon liquids and natural gas production for the second quarter 2005 averaged 459,000 BOE per day, up nearly 14 percent from 404,000 BOE per day in the same period a year ago. The production increase was due primarily to higher liquids and natural gas production in Asia.

Second-quarter 2005 worldwide price realizations (including hedging activities) for natural gas averaged $4.20 per thousand cubic feet ("mcf"), up from $3.65 per mcf during the prior year's second quarter. Our second quarter 2005 worldwide liquids price realizations (including hedging activities) were $47.94 per barrel, up from $32.61 per barrel in the second quarter 2004. Hedging activities in the 2005 second quarter decreased worldwide liquids realizations by 24 cents per barrel and had no impact on worldwide natural gas realizations.

Six-months 2005 Financial and Operating Details
-----------------------------------------------
Our preliminary net earnings for the first six months 2005 were $929 million, or $3.39 per share (diluted), 52 percent above the $610 million, or $2.25 per share (diluted), reported in the same period a year ago.

Full-year 2005 Production Outlook
---------------------------------
We currently expect worldwide average production for the full-year 2005 to exceed 430,000 BOE per day, compared with 440,000 BOE per day that was previously estimated. The change reflects the expected loss of production from the planned sale of our Northrock subsidiary in the third quarter 2005.

Financial and Operating Data Tables
-----------------------------------
Our news release on July 29, 2005 also included tables with certain financial and operating data, which are attached to this report as Exhibit 99.3. Exhibit
99.3 shall be deemed a part of and incorporated by reference into this Item 8.01 for all purposes.

Forward-Looking Statements; Preliminary 2005 Second Quarter and
Six-Months Results
------------------
This Item 8.01 contains forward-looking statements about matters such as Unocal's merger with Chevron, the pending sale of Unocal's western Canada exploration and production business, drilling, development and other plans for future operations, and production rates and timing. Although these statements are based upon Unocal's current expectations and beliefs, they are subject to known and unknown risks and uncertainties that could cause actual results and outcomes to differ materially from those described in, or implied by, the forward-looking statements, including stockholder approval of the Chevron merger and the effects on Unocal in the event that the Chevron merger is not completed; uncertainty as a result of the competing CNOOC Ltd. acquisition proposal; volatility in commodity prices; Unocal's ability to find or acquire commercially productive reservoirs and to develop and produce deepwater and other projects in a timely and cost-effective manner; the accuracy of Unocal's estimates and judgments regarding hydrocarbon resources and formations and reservoir performance; operational risks inherent in the exploration, development and production of oil and gas; the impact of environmental laws, permitting and licensing requirements and other regulations; international and domestic political and economic factors; and other factors discussed in Unocal's 2004 Annual Report on Form 10-K and subsequent reports filed or furnished by Unocal with the U.S. Securities and Exchange Commission (SEC).

Copies of Unocal's SEC filings are available from Unocal by calling 800-252-2233 or from the SEC by calling 800-SEC-0330. The reports are also available on the Unocal web site, www.unocal.com. Unocal undertakes no obligation to update the forward-looking statements in this Item 8.01 to reflect future events or circumstances. All such statements are expressly qualified by this cautionary statement, which is provided pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

In addition, disclosures in this Item 8.01, including in the tables included in
Exhibit 99.3 hereto, regarding Unocal's second quarter and first six months of 2005 financial results are preliminary and are subject to change in connection with Unocal's preparation and filing of its Form 10-Q for the three months ended June 30, 2005.

Item 9.01.  Financial Statements and Exhibits.
----------------------------------------------
       (c)  Exhibits.

       99.1 Furnished Press Release dated July 29, 2005 entitled, "Unocal reports record quarterly earnings; net up 39%".

       99.2  Furnished Summary of Significant Variances, dated July 29, 2005

       99.3  Filed Financial and Operating Data Tables


                                    Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                                UNOCAL CORPORATION
                                                   (Registrant)


Date:  July 29, 2005                            By:/s/John A. Briffett
                                                -----------------------------
                                                John A. Briffett
                                                Vice President and Comptroller

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